Exhibit 99.1

Mimecast Announces Third Quarter 2020 Financial Results

Third Quarter Highlights

•	Total revenue of $110.2 million grew 26% yoy on a GAAP basis and 27% in constant currency
•	Added 800 net new customers. Total customers 36,900 globally
•	Revenue retention rate of 109%
•	GAAP gross profit percentage of 74%, Non-GAAP gross profit percentage of 76%
•	GAAP EPS of $0.00 per diluted share, Non-GAAP EPS of $0.14 per diluted share

Lexington, MA – February 10, 2020 (GLOBE NEWSWIRE) Mimecast Limited (NASDAQ: MIME), a leading email and data security company, today announced financial results for the third quarter ended December 31, 2019.

“The addition of technologies from SegaSec and DMARC Analyzer further enhance Mimecast’s Email Security 3.0 platform,” stated Peter Bauer, CEO of Mimecast. “With these technologies we can extend protection for customers beyond their network perimeter to discover and remove persistent threats.”

Mimecast’s CFO, Rafe Brown, commented, “Customer preference for multi service bundles supported margin expansion and drove our third quarter results, which exceeded the high end of our guidance for both revenue and Adjusted EBITDA.”

Third Quarter 2020 Financial Highlights

•

Revenue: Revenue for the third quarter of 2020 was $110.2 million, an increase of 26% compared to revenue of $87.6 million in the third quarter of 2019. Revenue on a constant currency basis increased 27% compared to the third quarter of 2019.

•	Customers: Added 800 net new customers in the third quarter of 2020, and now serve 36,900 organizations globally.
•	Revenue Retention Rate: Revenue retention rate was 109% in the third quarter of 2020.
•	Gross Profit Percentage: Gross profit percentage was 74% in the third quarter of 2020, compared to 73% in the third quarter of 2019.
•	Non-GAAP Gross Profit Percentage: Non-GAAP gross profit percentage was 76% in the third quarter of 2020, compared to 75% in the third quarter of 2019.
•

Net Income: Net income was $0.2 million, or $0.00 per diluted share, based on 64.0 million diluted shares outstanding, compared to net income of $0.5 million, or $0.01 per diluted share, based on 62.5 million diluted shares outstanding in the third quarter of 2019.

•

Non-GAAP Net Income: Non-GAAP net income was $8.8 million, or $0.14 per diluted share, based on 64.0 million diluted shares outstanding, compared to non-GAAP net income of $5.9 million or $0.09 per diluted share, based on 62.5 million diluted shares outstanding in the second quarter of 2019.

•	Adjusted EBITDA: Adjusted EBITDA was $20.6 million, representing an Adjusted EBITDA margin of 18.7%, up from 18.2% in the third quarter of 2019.
•	Operating Cash Flow: Operating cash flow was $19.3 million in the third quarter of 2020, compared to $18.8 million in the third quarter of 2019.
•

Free Cash Flow and Cash: Free cash flow was $1.9 million in the third quarter of 2020, compared to $10.8 million in the third quarter of 2019. Cash and cash equivalents as of December 31, 2019 were $189.9 million.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included under the heading “Non-GAAP Financial Measures.”

Business Highlights

•

Mimecast was named a Gartner Magic Quadrant Leader for Enterprise Information Archiving for the fifth consecutive year.  Follow this link to access a complimentary copy of the full Gartner report and learn more about Mimecast Cloud Archive.

•	Mimecast acquired DMARC Analyzer to provide customers an integrated solution for strong visibility, governance, and brand protection across all email channels.
•	Mimecast acquired SegaSec to offer customers protection against attacks where cybercriminals have cloned a website for malicious activities against stakeholders and to then take down these scams.
•	Mimecast moved to new offices in Johannesburg, South Africa completing a multi-region facilities expansion to support growth and job creation.
•	Mimecast Targeted Threat Protection added 1,200 new subscriptions in the third quarter. In total, 26,900 customers now use the service.
•	On average, Mimecast customers used 3.3 services in the third quarter of 2020. This represents an increase from the average of 3.1 services used by customers in the third quarter of 2019.

Business Outlook

Mimecast is providing guidance for the fourth quarter 2020, fiscal year 2020 and fiscal year 2021.

Fourth Quarter 2020 Guidance:

For the fourth quarter of 2020, revenue is expected to be in the range of $112.9 million to $114.0 million and constant currency revenue growth is expected to be in the range of 23% to 24%. Adjusted EBITDA for the fourth quarter is expected to be in the range of $20.2 million to $21.2 million. Our revenue guidance for the fourth quarter is based on exchange rates as of January 31, 2020 and includes an estimated negative impact of $0.8 million resulting from the strengthening of the U.S. dollar compared to the prior year.

Fiscal Year 2020 Guidance:

For the full year 2020, revenue is expected to be in the range of $425.6 million to $426.7 million and constant currency revenue growth is expected to be in the range of 27% to 28%. Full year 2020 Adjusted EBITDA is expected to be in the range of $74.3 million to $75.3 million. Our revenue guidance for full year 2020 is based on exchange rates as of January 31, 2020 and includes an estimated negative impact of $8.4 million resulting from the strengthening of the U.S. dollar compared to the prior year, and a positive foreign exchange impact of $0.8 million compared to our prior fiscal year 2020 guidance.  Free Cash Flow for the full year 2020 is expected to be approximately $37 million.

Fiscal Year 2021 Guidance:

For the full year 2021, revenue is expected to be in the range of $505 to $515 million and constant currency revenue growth is expected to be in the range of 18% to 20% when measured against the mid-point of our fiscal year 2020 guidance. Full year 2021 Adjusted EBITDA is expected to be approximately $100 million.  Free Cash Flow for the full year 2021 is expected to be approximately $84 million.

GAAP net income (loss) is the most comparable GAAP measure to Adjusted EBITDA. Adjusted EBITDA differs from GAAP net income (loss) in that it excludes depreciation, amortization, disposals and impairment of long-lived assets, acquisition-related gains and expenses, litigation-related expenses, share-based compensation expense, restructuring expense, interest income and interest expense, the provision for income taxes and foreign exchange income (expense). Prior to the adoption of Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842) (ASC 842), on April 1, 2019, Adjusted EBITDA also included rent paid in the period related to locations which had been accounted for as build-to-suit facilities. Mimecast is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Mimecast has not provided guidance for GAAP net income (loss) or a reconciliation of forward-looking Adjusted EBITDA guidance to GAAP net income (loss).

Conference Call and Webcast Information

Mimecast will host a conference call to discuss these financial results for investors and analysts at 4:30 pm EST (UTC-05:00) on February 10, 2020.  To access the conference call, dial (844) 402-0879 for the U.S. and Canada and (478) 219-0767 for international callers and enter conference ID# 9161338.  The call will also be webcast live on the investor relations section of the Company’s website https://investors.mimecast.com.  An audio replay of the call will be available two hours after the live call ends by dialing (855) 859-2056 for U.S. and Canada and (404) 537-3406 for international callers and entering conference ID# 9161338.  In addition, an archive of the webcast will be available on the investor relations section of the Company’s website https://investors.mimecast.com.

About Mimecast

Mimecast is a cybersecurity provider that helps thousands of organizations worldwide make email safer, restore trust and bolster cyber resilience. Mimecast’s expanded cloud suite enables organizations to implement a comprehensive cyber resilience strategy. From email and web security, archive and data protection to awareness training, uptime assurance and more, Mimecast helps organizations stand strong in the face of cyberattacks, human error and technical failure. www.mimecast.com

Mimecast and the Mimecast logo are registered trademarks of Mimecast. All other third-party trademarks and logos contained in this press release are the property of their respective owners.

Non-GAAP Financial Measures

We have provided in this press release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release.

Revenue Constant Currency Growth Rate. We believe revenue constant currency growth rate is a key indicator of our operating results. We calculate revenue constant currency growth rate by translating revenue from entities reporting in foreign currencies into U.S. dollars using the comparable foreign currency exchange rates from the prior fiscal period. To determine projected revenue growth rates on a constant currency basis for the fourth quarter and full year 2020, expected revenue from entities reporting in foreign currencies is translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates.

Non-GAAP gross profit and Non-GAAP gross profit percentage. We define non-GAAP gross profit as gross profit, adjusted to exclude: share-based compensation expense and amortization of acquired intangible assets. We define non-GAAP gross profit percentage as non-GAAP gross profit divided by GAAP revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of non-cash charges for share-based compensation expense and amortization of acquired intangible assets so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of non-GAAP gross profit and non-GAAP gross profit percentage versus gross profit and gross profit percentage calculated in accordance with GAAP. For example, as noted above, non-GAAP gross profit and gross profit percentage excludes share-based compensation expense and amortization of acquired intangible assets. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP gross profit and non-GAAP gross profit percentage and evaluates non-GAAP gross profit and non-GAAP gross profit percentage together with gross profit and gross profit percentage calculated in accordance with GAAP.

Non-GAAP operating expenses and Non-GAAP income from operations. We provide investors with certain non-GAAP financial measures, including non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense and non-GAAP income from operations (collectively the “non-GAAP operating financial measures”). These non-GAAP operating financial measures exclude the following, as applicable (as reflected in the reconciliation tables that follow):  share-based compensation expense, amortization of acquired intangible assets, impairment of long-lived assets, restructuring expense, acquisition-related gains and expenses and litigation-related expenses. We consider these non-GAAP operating financial measures to be useful metrics for management and investors because it excludes the effect of share-based compensation expense and certain “one-time” charges so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of these non-GAAP operating financial measures versus the applicable financial measures calculated in accordance with GAAP. For example, as noted above, the non-GAAP operating financial measures exclude share-based compensation expense and certain “one-time” charges. In addition, the components of the costs that we exclude in our calculation of non-GAAP operating financial measures may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating financial measures and evaluates non-GAAP operating financial measures together with the applicable financial measures calculated in accordance with GAAP.

Non-GAAP net income. We define non-GAAP net income as net income (loss), adjusted to exclude: share-based compensation expense, amortization of acquired intangible assets, impairment of long-lived assets, restructuring expense, acquisition-related gains and expenses, litigation-related expenses and the income tax effect of non-GAAP adjustments. We consider this non-GAAP financial measure to be a useful metric for management and investors because it excludes the effect of share-based compensation expense, certain “one-time” charges and related income tax effects so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of non-GAAP net income versus net income (loss) calculated in accordance with GAAP. For example, as noted above, non-GAAP net income excludes share-based compensation expense, certain “one-time” charges and related income tax effects. In addition, the components of the costs that we exclude in our calculation of non-GAAP net income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and evaluating non-GAAP net income together with net income (loss) calculated in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA margin. We believe that Adjusted EBITDA and Adjusted EBITDA margin are key indicators of our operating results. We define Adjusted EBITDA as net income (loss), adjusted to exclude: depreciation, amortization, disposals and impairment of long-lived assets, acquisition-related gains and expenses, litigation-related expenses, share-based compensation expense, restructuring expense, interest income and interest expense, the provision for income taxes and foreign exchange income (expense). Prior to the adoption of ASC 842 on April 1, 2019, Adjusted EBITDA also included rent paid in the period related to locations which had been accounted for as build-to-suit facilities. We define Adjusted EBITDA margin as Adjusted EBITDA over GAAP revenue in the period. We use Adjusted EBITDA as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies, to communicate with our board of directors concerning our financial performance and for establishing incentive compensation metrics for executives and other senior employees.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property, equipment and capitalized software, can be used for strategic opportunities, including investing in our business, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the liquidity and capital resources discussion included in our annual and quarterly reports filed with the Securities and Exchange Commission.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, the impact of Mimecast’s acquisitions of DMARC Analyzer and Segasec, Mimecast’s Email Security 3.0 initiatives, and Mimecast’s future financial performance on both a GAAP and non-GAAP basis under the heading “Business Outlook” above, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Mimecast intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including, but not limited to, the ability to attract new customers and retain existing customers, competitive conditions, data breaches, compliance with data privacy and data transfer laws and regulations, service disruptions, the impact of acquisitions, the effect of the withdrawal of the United Kingdom from the European Union, risks associated with failure to protect the Company’s intellectual property or claims that the Company infringes the intellectual property of others, the successful integration of DMARC Analyzer and Segasec and other acquisitions the Company may complete, the global nature of the Company’s business, including foreign currency exchange rate fluctuations, and the other risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MIMECAST LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Nine months ended December 31,
	2019	2018	2019	2018
Revenue	$110,158	$87,611	$312,746	$248,184
Cost of revenue	28,455	23,258	80,056	66,172
Gross profit	81,703	64,353	232,690	182,012
Operating expenses
Research and development	20,801	14,693	59,506	41,950
Sales and marketing	42,753	34,463	127,288	103,371
General and administrative	16,520	13,625	48,723	38,287
Restructuring	—	—	—	(170)
Total operating expenses	80,074	62,781	235,517	183,438
Income (loss) from operations	1,629	1,572	(2,827)	(1,426)
Other income (expense)
Interest income	727	653	2,823	1,640
Interest expense	(1,106)	(1,961)	(3,581)	(4,056)
Foreign exchange (expense) income and other, net	(93)	705	159	762
Total other income (expense), net	(472)	(603)	(599)	(1,654)
Income (loss) before income taxes	1,157	969	(3,426)	(3,080)
Provision for income taxes	951	511	1,299	1,991
Net income (loss)	$206	$458	$(4,725)	$(5,071)

Net income (loss) per ordinary share
Basic	$0.00	$0.01	$(0.08)	$(0.08)
Diluted	$0.00	$0.01	$(0.08)	$(0.08)

Weighted-average number of ordinary shares outstanding
Basic	62,189	60,141	61,822	59,707
Diluted	63,996	62,537	61,822	59,707

MIMECAST LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	As of December 31,	As of March 31,
	2019	2019
Assets
Current assets
Cash and cash equivalents	$189,863	$137,576
Short-term investments	—	35,941
Accounts receivable, net	80,168	80,953
Deferred contract costs, net	10,705	8,140
Prepaid expenses and other current assets	14,119	25,871
Total current assets	294,855	288,481

Property and equipment, net	86,053	94,202
Operating lease right-of-use assets	125,076	—
Intangible assets, net	34,799	30,623
Goodwill	130,677	107,575
Deferred contract costs, net of current portion	35,533	28,250
Other assets	7,638	5,156
Total assets	$714,631	$554,287

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$12,750	$9,457
Accrued expenses and other current liabilities	40,253	44,309
Deferred revenue	179,535	163,102
Current portion of finance lease obligations	961	844
Current portion of operating lease obligations	29,873	—
Current portion of long-term debt	5,947	4,059
Total current liabilities	269,319	221,771

Deferred revenue, net of current portion	12,686	12,472
Long-term finance lease obligations	592	1,381
Operating lease liabilities	115,559	—
Long-term debt	88,056	92,797
Construction financing lease obligations	—	36,650
Other non-current liabilities	3,771	15,581
Total liabilities	489,983	380,652

Commitments and contingencies

Shareholders' equity
Ordinary shares, $0.012 par value, 300,000,000 shares authorized; 62,485,632 and 61,158,051 shares issued and outstanding as of December 31, 2019 and March 31, 2019, respectively	750	734
Additional paid-in capital	311,191	263,388
Accumulated deficit	(86,185)	(83,632)
Accumulated other comprehensive loss	(1,108)	(6,855)
Total shareholders' equity	224,648	173,635
Total liabilities and shareholders' equity	$714,631	$554,287

MIMECAST LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended December 31,		Nine months ended December 31,
	2019	2018	2019	2018
Operating activities
Net income (loss)	$206	$458	$(4,725)	$(5,071)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,431	7,763	23,411	22,043
Share-based compensation expense	9,701	7,196	29,673	18,486
Amortization of deferred contract costs	2,502	1,651	6,878	4,530
Amortization of debt issuance costs	115	116	386	239
Amortization of operating lease right-of-use assets	8,381	—	24,108	—
Other non-cash items	65	7	(6)	(365)
Unrealized currency (gains) losses on foreign denominated transactions	(633)	682	(496)	183
Changes in assets and liabilities:
Accounts receivable	(7,468)	(5,423)	1,287	(2,966)
Prepaid expenses and other current assets	4,512	(2,652)	10,603	630
Deferred contract costs	(6,284)	(5,823)	(16,524)	(13,594)
Other assets	(687)	(106)	(1,980)	(1,314)
Accounts payable	(621)	(511)	1,455	2,460
Deferred revenue	13,040	13,928	15,688	20,574
Operating lease liabilities	(7,861)	—	(17,969)	—
Accrued expenses and other liabilities	(4,116)	1,518	(6,299)	2,072
Net cash provided by operating activities	19,283	18,804	65,490	47,907
Investing activities
Purchases of strategic investments	—	—	(3,025)	—
Purchases of investments	—	(13,956)	—	(20,940)
Maturities of investments	8,000	18,500	36,000	59,000
Purchases of property, equipment and capitalized software	(17,417)	(8,036)	(40,283)	(23,879)
Payments for acquisitions, net of cash acquired	(21,130)	—	(21,130)	(108,913)
Net cash used in investing activities	(30,547)	(3,492)	(28,438)	(94,732)
Financing activities
Proceeds from issuance of ordinary shares	8,913	4,195	19,720	13,406
Withholding taxes related to net share settlement of restricted share units	(22)	—	(1,556)	—
Payments on debt	(1,250)	(625)	(3,125)	(1,250)
Payments on finance lease obligations	(255)	(243)	(673)	(685)
Payments on construction financing lease obligations	—	(807)	—	(1,647)
Proceeds from issuance of debt, net of issuance costs	—	—	—	97,748
Net cash provided by financing activities	7,386	2,520	14,366	107,572
Effect of foreign exchange rates on cash	2,569	(1,029)	869	(3,402)
Net (decrease) increase in cash and cash equivalents	(1,309)	16,803	52,287	57,345

Cash and cash equivalents at beginning of period	191,172	118,881	137,576	78,339
Cash and cash equivalents at end of period	$189,863	$135,684	$189,863	$135,684

Key Performance Indicators

In addition to traditional financial metrics, such as revenue and revenue growth trends, we monitor several other non-GAAP financial measures and non-financial metrics to help us evaluate growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts and assess operational efficiencies. The key performance indicators that we monitor are as follows:

	Three months ended December 31,		Nine Months Ended December 31,
	2019	2018	2019	2018
	(dollars in thousands)
Revenue constant currency growth rate (1)	27%	33%	29%	32%
Revenue retention rate (2)	109%	110%	109%	110%
Total customers (3)	36,900	33,300	36,900	33,300
Gross profit percentage	74%	73%	74%	73%
Adjusted EBITDA (1)	$20,600	$15,988	$54,089	$38,258

(1)

Adjusted EBITDA and revenue constant currency growth rates are non-GAAP measures. For a reconciliation of Adjusted EBITDA and revenue constant currency growth rates to the nearest comparable GAAP measures, see “Reconciliation of Non-GAAP Financial Measures” below.

(2)

We calculate our revenue retention rate by annualizing constant currency revenue recorded on the last day of the measurement period for only those customers in place throughout the entire measurement period. This revenue includes renewed revenue contracts as well as additional revenue derived from the sale of additional seat licenses as well as additional services sold to these existing customers. We divide the result by revenue on a constant currency basis on the first day of the measurement period for all customers in place at the beginning of the measurement period. The measurement period is the trailing twelve months. The revenue on a constant currency basis is based on the average exchange rates in effect during the respective period.

(3)

Reflects the customer count on the last day of the period rounded to the nearest hundred customers. We define a customer as an entity with an active subscription contract as of the measurement date. A customer is typically a parent company or, in a few cases, a significant subsidiary that works with us directly. In determining the number of customers, we do not include customers we acquired from DMARC Analyzer, which were not existing Mimecast customers at the time of acquisition.

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of revenue growth rate, as reported, to revenue constant currency growth rate:

	Three months ended December 31,		Nine months ended December 31,
	2019	2018	2019	2018
	(dollars in thousands)
Reconciliation of Revenue Constant Currency Growth Rate:
Revenue, as reported	$110,158	$87,611	$312,746	$248,184
Revenue year-over-year growth rate, as reported	26%	30%	26%	32%
Estimated impact of foreign currency fluctuations	1%	3%	3%	—%
Revenue constant currency growth rate	27%	33%	29%	32%

Exchange rate for period
USD	1.000	1.000	1.000	1.000
ZAR	0.068	0.070	0.069	0.074
GBP	1.288	1.287	1.269	1.317
AUD	0.684	0.717	0.690	0.735

The following tables present a reconciliation of selected GAAP results to Non-GAAP results (in thousands):

	Three months ended December 31,		Nine months ended December 31,
	2019	2018	2019	2018
	(dollars in thousands)
Reconciliation of Non-GAAP Gross Profit:
GAAP gross profit	$81,703	$64,353	$232,690	$182,012
GAAP gross profit percentage	74%	73%	74%	73%

Plus:
Share-based compensation expense	851	433	2,544	1,257
Amortization of acquired intangible assets	692	514	1,945	900
Non-GAAP gross profit	$83,246	$65,300	$237,179	$184,169
Non-GAAP gross profit percentage	76%	75%	76%	74%

	Three months ended December 31,		Nine months ended December 31,
	2019	2018	2019	2018
GAAP research and development	$20,801	$14,693	$59,506	$41,950
Less:
Share-based compensation expense	2,788	1,560	8,030	4,461
Amortization of acquired intangible assets	—	—	—	—
Acquisition-related expenses	—	—	—	—
Litigation-related expenses	—	—	—	—
Non-GAAP research and development	$18,013	$13,133	$51,476	$37,489

	Three months ended December 31,		Nine months ended December 31,
	2019	2018	2019	2018
GAAP sales and marketing	$42,753	$34,463	$127,288	$103,371
Less:
Share-based compensation expense	2,856	2,045	10,169	5,841
Amortization of acquired intangible assets	25	29	79	56
Acquisition-related expenses	—	—	—	—
Litigation-related expenses	—	—	—	—
Non-GAAP sales and marketing	$39,872	$32,389	$117,040	$97,474

	Three months ended December 31,		Nine months ended December 31,
	2019	2018	2019	2018
GAAP general and administrative	$16,520	$13,625	$48,723	$38,287
Less:
Share-based compensation expense	3,206	3,158	8,930	6,927
Amortization of acquired intangible assets	—	—	—	—
Acquisition-related expenses	670	375	741	1,822
Litigation-related expenses	—	—	2,700	—
Non-GAAP general and administrative	$12,644	$10,092	$36,352	$29,538

	Three months ended December 31,		Nine months ended December 31,
	2019	2018	2019	2018
GAAP income (loss) from operations	$1,629	$1,572	$(2,827)	$(1,426)
Plus:
Share-based compensation expense	9,701	7,196	29,673	18,486
Amortization of acquired intangible assets	717	543	2,024	956
Acquisition-related expenses	670	375	741	1,822
Restructuring	—	—	—	(170)
Litigation-related expenses	—	—	2,700	—
Non-GAAP income from operations	$12,717	$9,686	$32,311	$19,668

The following table presents a reconciliation of Net income (loss) to Non-GAAP net income (in thousands, except per share amounts):

	Three months ended December 31,		Nine months ended December 31,
	2019	2018	2019	2018
Reconciliation of Non-GAAP Net Income:
Net income (loss)	$206	$458	$(4,725)	$(5,071)
Share-based compensation expense	9,701	7,196	29,673	18,486
Amortization of acquired intangible assets	717	543	2,024	956
Acquisition-related expenses (1)	670	375	741	1,822
Litigation-related expenses (2)	—	—	2,700	—
Restructuring	—	—	—	(170)
Gain on previously held asset	—	—	—	(338)
Income tax effect of Non-GAAP adjustments	(2,522)	(2,634)	(8,227)	(3,937)
Non-GAAP net income	$8,772	$5,938	$22,186	$11,748
Non-GAAP net income per ordinary share - basic	$0.14	$0.10	$0.36	$0.20
Non-GAAP net income per ordinary share - diluted	$0.14	$0.09	$0.35	$0.19
Weighted-average number of ordinary shares used in computing Non-GAAP net income per ordinary share:
Basic	62,189	60,141	61,822	59,707
Diluted	63,996	62,537	63,894	62,632

(1)

Acquisition-related expenses relate to costs incurred for acquisition activity. See Note 10 and Note 16 of the notes to our unaudited condensed consolidated financial statements, included in the Company’s Quarterly Report on Form 10-Q for further information.

(2)

Litigation-related expenses relate to amounts accrued for loss contingencies. See Note 13 of the notes to our unaudited condensed consolidated financial statements, included in the Company’s Quarterly Report on Form 10-Q for further information.

The following table presents a reconciliation of Net income (loss) to Adjusted EBITDA (in thousands):

	Three months ended December 31,		Nine months ended December 31,
	2019	2018	2019	2018
Reconciliation of Adjusted EBITDA:
Net income (loss)	$206	$458	$(4,725)	$(5,071)
Depreciation, amortization and disposals of long-lived assets	8,500	7,770	23,493	22,050
Rent expense related to build-to-suit facilities	—	(1,232)	—	(3,150)
Interest expense, net	379	1,308	758	2,416
Provision for income taxes	951	511	1,299	1,991
Share-based compensation expense	9,701	7,196	29,673	18,486
Restructuring	—	—	—	(170)
Foreign exchange expense (income)	193	(398)	150	222
Acquisition-related expenses (1)	670	375	741	1,822
Litigation-related expenses (2)	—	—	2,700	—
Gain on previously held asset	—	—	—	(338)
Adjusted EBITDA	$20,600	$15,988	$54,089	$38,258

(1)

Acquisition-related expenses relate to costs incurred for acquisition activity. See Note 10 and Note 16 of the notes to our unaudited condensed consolidated financial statements, included in the Company’s Quarterly Report on Form 10-Q for further information.

(2)

Litigation-related expenses relate to amounts accrued for loss contingencies. See Note 13 of the notes to our unaudited condensed consolidated financial statements, included in the Company’s Quarterly Report on Form 10-Q for further details.

The following table presents a reconciliation of Net cash provided by operating activities to Free Cash Flow (in thousands):

	Three months ended December 31,		Nine months ended December 31,
	2019	2018	2019	2018
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$19,283	$18,804	$65,490	$47,907
Purchases of property, equipment and capitalized software	(17,417)	(8,036)	(40,283)	(23,879)
Free Cash Flow	$1,866	$10,768	$25,207	$24,028

Share-based compensation expense for the three and nine months ended December 31, 2019 and 2018 (in thousands):

	Three months ended December 31,		Nine months ended December 31,
	2019	2018	2019	2018
Cost of revenue	$851	$433	$2,544	$1,257
Research and development	2,788	1,560	8,030	4,461
Sales and marketing	2,856	2,045	10,169	5,841
General and administrative	3,206	3,158	8,930	6,927
Total share-based compensation expense	$9,701	$7,196	$29,673	$18,486

Amortization of acquired intangible assets for the three and nine months ended December 31, 2019 and 2018 (in thousands):

	Three months ended December 31,		Nine months ended December 31,
	2019	2018	2019	2018
Cost of revenue	$692	$514	$1,945	$900
Sales and marketing	25	29	79	56
Total amortization of acquired intangible assets	$717	$543	$2,024	$956

The following table presents a reconciliation of Net cash provided by operating activities to guided Free Cash Flow (in millions):

	Year ended March 31,	Year ended March 31,
	2020	2021
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$90	$120
Purchases of property, equipment and capitalized software	(53)	(36)
Free Cash Flow	$37	$84

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